 KATY NEWS
FOR IMMEDIATE RELEASE

KATY INDUSTRIES, INC.
REPORTS 2007 THIRD QUARTER RESULTS

ARLINGTON, VA – November 13, 2007 – Katy Industries, Inc. (OTC BB: KATY) today reported a net loss in the third quarter of 2007 of ($1.5) million [($0.18) per share], versus a net loss of ($0.9) million [($0.11) per share], in the third quarter of 2006, as adjusted to exclude restructuring and other non-recurring or unusual items, which are discussed below.  Including these items, Katy reported a net loss in the third quarter of 2007 of ($0.8) million [($0.10) per share], versus a net loss of ($2.0) million [($0.25) per share], in the same period of 2006.  Operating loss, as adjusted to exclude all restructuring and other non-recurring or unusual items, was ($1.1) million [(2.2%) of net sales] in the third quarter of 2007, compared to an operating loss, as adjusted, of ($0.2) million [(0.5%) of net sales] in the same period in 2006.  Net income (loss), as adjusted, and operating income (loss), as adjusted, are non-GAAP financial measures and are further discussed below.

Katy also reported a net loss for the nine months ended September 30, 2007 of ($4.0) million [($0.51) per share], versus a net loss of ($4.9) million [($0.62) per share], for the nine months ended September 30, 2006, as adjusted to exclude restructuring and other non-recurring or unusual items, which are discussed below.  Including these items, Katy reported a net loss for the nine months ended September 30, 2007 of ($2.8) million [($0.35) per share], versus a net loss of ($9.7) million [($1.22) per share], in the same period of 2006.  The operating loss, as adjusted to exclude all restructuring and other non-recurring or unusual items, was ($3.2) million [(2.2%) of net sales] for the nine months ended September 30, 2007, compared to an operating loss, as adjusted, of ($4.5) million [(3.0%) of net sales] in the same period in 2006.  Net income (loss), as adjusted, and operating income (loss), as adjusted, are non-GAAP financial measures and are further discussed below.

During the third quarter of 2007, Katy reported restructuring and other non-recurring or unusual items of $1.6 million pre-tax [$0.20 per share] which represents operating activities of the discontinued businesses as discussed further below.  During the third quarter of 2006, Katy reported restructuring and other non-recurring or unusual items of ($1.3) million pre-tax [($0.17) per share], primarily consisting of severance, restructuring and related costs as well as operating activities of the discontinued businesses.  Details regarding these items are provided in the “Reconciliations of GAAP Results to Results Excluding Certain Unusual Items” accompanying this press release.

For the nine months ended September 30, 2007, Katy reported restructuring and other non-recurring or unusual items of $4.4 million pre-tax [$0.55 per share], including a gain on the sale and operating activities of discontinued businesses of $8.6 million offset by severance, restructuring and related costs of ($2.7) million and loss on sale of assets of ($1.5) million.  For the nine months ended September 30, 2006, Katy reported restructuring and other non-recurring or unusual items of ($2.5) million pre-tax [($0.32) per share], including severance, restructuring and related costs of ($1.6) million, loss from discontinued businesses of ($0.7) million and costs of ($0.8) million related to the cumulative effect of a change in accounting principle for the implementation of SFAS No. 123R, Accounting for Stock-Based Compensation offset by gain on SESCO joint venture transaction of $0.6 million.  Details regarding these items are provided in the “Reconciliations of GAAP Results to Results Excluding Certain Unusual Items” accompanying this press release.

Financial highlights for the third quarter of 2007, as compared to the same period in the prior year, included:

•
On November 1, 2007, the Company entered into a definitive agreement to sell the Woods U.S. and Woods Canada businesses which comprises our Electrical Products Group.  The sale is expected to close by November 30, 2007.  As of September 30, 2007, the Company determined these businesses met the criteria as an Asset Held for Sale which results in all operating activities being classified as discontinued operations for all periods presented.  Besides the Woods U.S. and Woods Canada businesses, the discontinued operations also includes the Metal Truck Box business, Consumer United Kingdom business and Contico Manufacturing, Ltd. business, all of which were sold in either 2006 or 2007.

•
Net sales in the third quarter of 2007 were $49.2 million, a decrease of $2.7 million compared to the same period in 2006 primarily due to lower volume activity within our Glit business unit.  Overall, the decrease in net sales of 5% resulted from lower volumes of 11% offset by higher pricing of 6%.

•
Gross margins were 11.3% in the third quarter of 2007, versus 14.6% in the third quarter of 2006.  In 2007, our margins were adversely impacted by the above lower volume as well as production inefficiencies at our Glit business unit.  In addition, the Company had an unfavorable variance of approximately $0.7 million to its quarterly LIFO adjustment.

•
Selling, general and administrative expenses were $1.2 million lower than the third quarter of 2006.  These costs represented 13.4% of net sales in the third quarter of 2007, a decrease from 15.0% of net sales for the same period of 2006.  The reduction in percentage reflects the lower requirements under the Company’s incentive compensation plan and self insurance programs as well as various cost improvements implemented during the past year.

•
Debt at September 30, 2007 was $52.4 million [61% of total capitalization], versus $62.1 million [58% of total capitalization] at September 30, 2006.  The increase in the ratio of debt to total capitalization was principally due to the lower stockholders’ equity which resulted from the net loss reflected over the past twelve months.  In addition, stockholders’ equity has been impacted from the adoption of SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans and FIN 48, Accounting for Uncertainty in Income Taxes.  Debt has been reduced as a result of proceeds received from the various business units sold in the past twelve months.  Cash on hand at September 30, 2007 was $2.2 million versus $4.2 million at September 30, 2006.

•
Katy used free cash flow of $15.7 million during the nine month period ended September 30, 2007 versus using $5.9 million of free cash flow during the nine month period ended September 30, 2006. The increased use of cash was primarily attributable to the higher working capital requirements in 2007 as compared to 2006. Free cash flow, a non-GAAP financial measure, is discussed further below.

“The Electrical Products Group transaction will move Katy to a single-business model which will allow the organization to further focus its resources on our core business, Continental Commercial Products, which services the janitorial/sanitary and food service markets,” said Anthony T. Castor III, Katy’s President and Chief Executive Officer.  “While our quarterly performance was impacted by lower volume, we believe that our cost position will improve as we continue to focus on our core business,” added Mr. Castor.

Non-GAAP Financial Measures

To provide transparency about measures of Katy’s financial performance which management considers most relevant, we supplement the reporting of Katy’s consolidated financial information under GAAP with certain non-GAAP financial measures, including Net Income (Loss), as adjusted, Net Income (Loss), as adjusted per share, Operating Income (Loss) and Operating Income (Loss) as adjusted, as a percentage of sales, and Free Cash Flow.  Details regarding these measures and reconciliations of these non-GAAP measures to comparable GAAP measures are provided in the “Reconciliations of GAAP Results to Results Excluding Certain Unusual Items” and “Statements of Cash Flows” accompanying this press release.  These non-GAAP financial measures should be considered in addition to, and not as a substitute or superior to, the other measures of financial performance prepared in accordance with GAAP.  Using only the non-GAAP financial measures to analyze our performance would have material limitations because their calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both the GAAP and non-GAAP measure reflected below to understand and analyze the results of its business.  Katy believes the presentation of these measures is nonetheless useful to investors for the following reasons:

Net Income (Loss), as adjusted, Net Income (Loss), as adjusted per share, Operating Income (Loss) and Operating Income (Loss) as adjusted, as a percentage of sales:  All of these non-GAAP operating measurements adjust the corresponding GAAP measurement to exclude restructuring and other non-recurring and unusual items, as appropriate. Following the recapitalization of the company in 2001, a comprehensive restructuring program became essential to the future viability of Katy.  All other non-recurring and unusual items are typically indicative of non-cash impacts to Katy’s results of operations.  These non-GAAP measures are used by management as Katy believes that these measures are more indicative of the company’s underlying business performance and that eliminating restructuring and other non-recurring and unusual charges provides more meaningful year-to-year comparison of the company’s operations.

Free Cash Flow:  Free cash flow is defined by Katy as cash flow from operations less capital expenditures and cash dividends paid.  Katy believes that free cash flow is useful to management and investors in measuring cash generated that is available for repayment of debt obligations, investment in growth through acquisitions, new business development and stock repurchases.

This press release may contain various forward-looking statements.  The forward-looking statements are based on the beliefs of Katy’s management, as well as assumptions made by, and information currently available to, the company’s management.  Additionally, the forward-looking statements are based onKaty’s current expectations and projections about future events and trends affecting the financial condition of its business.  The forward-looking statements are subject to risks and uncertainties, detailed from time to time in Katy’s filings with the SEC that may lead to results that differ materially from those expressed in any forward-looking statement made by the company or on its behalf.  Katy undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Katy Industries, Inc. is a diversified corporation with current interests primarily in Maintenance Products and Electrical Products.  After the sale of the Electrical Products Group, Katy will be focused on the manufacturing and distribution of commercial cleaning products and consumer home products.

Company contact:
Katy Industries, Inc.
Amir Rosenthal
(703) 236-4300

KATY INDUSTRIES, INC. SUMMARY OF OPERATIONS - UNAUDITED
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
		As restated		As restated

Net sales	$49,208	$51,920	$144,732	$148,823
Cost of goods sold	43,669	44,354	126,957	129,594
Gross profit	5,539	7,566	17,775	19,229
Selling, general and administrative expenses	6,611	7,807	20,982	23,721
Severance, restructuring and related charges	46	738	2,656	1,591
(Gain) loss on sale of assets	(44)	39	1,527	48
Operating loss	(1,074)	(1,018)	(7,390)	(6,131)
Gain on SESCO joint venture transaction	-	-	-	563
Interest expense	(1,051)	(1,188)	(3,165)	(3,900)
Other, net	(229)	19	(128)	415
Loss from continuing operations before (provision for)
benefit from income taxes	(2,354)	(2,187)	(10,683)	(9,053)
(Provision for) benefit from income taxes from continuing operations	(19)	731	(651)	841
Loss from continuing operations	(2,373)	(1,456)	(11,334)	(8,212)
Income (loss) from operations of discontinued businesses (net of tax)	1,563	2,636	(264)	2,499
(Loss) gain on sale of discontinued businesses (net of tax)	-	(3,200)	8,817	(3,230)
Loss before cumulative effect of a change in
accounting principle	(810)	(2,020)	(2,781)	(8,943)
Cumulative effect of a change in accounting principle (net of tax)	-	-	-	(756)
Net loss	$(810)	$(2,020)	$(2,781)	$(9,699)

Loss per share of common stock - basic and diluted:

Loss from continuing operations	$(0.30)	$(0.18)	$(1.43)	$(1.03)
Discontinued operations	0.20	(0.07)	1.08	(0.10)
Cumulative effect of a change in accounting principle	-	-	-	(0.09)
Net loss	$(0.10)	$(0.25)	$(0.35)	$(1.22)

Weighted average common shares outstanding - basic and diluted	7,951	7,962	7,951	7,971

				As restated
			September 30,	September 30,
Other Information:			2007	2006

Working capital			$5,988	$5,432
Working capital, exclusive of deferred tax assets and liabilities and debt
classified as current			$48,558	$57,157
Long-term debt, including current maturities			$52,395	$62,096
Stockholders' equity			$33,807	$45,745
Capital expenditures			$2,811	$2,252

KATY INDUSTRIES, INC. RECONCILIATIONS OF GAAP RESULTS
TO RESULTS EXCLUDING CERTAIN UNUSUAL ITEMS - UNAUDITED
(In thousands, except percentages and per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
		As restated		As restated

Reconciliation of net loss to net loss, as adjusted:
Net loss	$(810)	$(2,020)	$(2,781)	$(9,699)
Unusual items:
Severance, restructuring and related charges	46	738	2,656	1,591
(Gain) loss on sale of assets	(44)	39	1,527	48
Gain on SESCO joint venture transaction	-	-	-	(563)
Discontinued operations	(1,563)	564	(8,553)	731
Cumulative effect of a change in accounting principle	-	-	-	756
Adjustment to reflect a more normalized effective tax rate excluding
unusual items	913	(195)	3,121	2,190
Net loss, as adjusted	$(1,458)	$(874)	$(4,030)	$(4,946)

Net loss, as adjusted per share:
Net loss per share	$(0.10)	$(0.25)	$(0.35)	$(1.22)
Unusual items per share	(0.20)	0.17	(0.55)	0.32
Adjustment to reflect a more normalized effective tax rate excluding
unusual items per share	0.12	(0.03)	0.39	0.28
Net loss, as adjusted per share	$(0.18)	$(0.11)	$(0.51)	$(0.62)

Weighted average common shares outstanding:
Basic and diluted	7,951	7,962	7,951	7,971

Operating loss, as adjusted:

Operating loss	$(1,074)	$(1,018)	$(7,390)	$(6,131)
Severance, restructuring and related charges	46	738	2,656	1,591
(Gain) loss on sale of assets	(44)	39	1,527	48
Operating loss, as adjusted:	$(1,072)	$(241)	$(3,207)	$(4,492)
Operating loss, as adjusted, as a % of sales	-2.2%	-0.5%	-2.2%	-3.0%

KATY INDUSTRIES, INC. BALANCE SHEETS - UNAUDITED
(In thousands)

			As restated
Assets	September 30,	December 31,	September 30,
Current assets:	2007	2006	2006
Cash and cash equivalents	$2,171	$7,392	$4,117
Accounts receivable, net	22,994	55,014	66,966
Inventories, net	23,822	54,980	59,444
Other current assets	2,160	2,991	4,376
Assets held for sale	74,660	4,483	12,152
Total current assets	125,807	124,860	147,055

Other assets:
Goodwill	665	665	665
Intangibles, net	5,001	6,435	6,481
Other	7,070	8,990	9,253
Total other assets	12,736	16,090	16,399

Property and equipment	112,524	129,708	129,237
Less: accumulated depreciation	(77,595)	(87,964)	(86,801)
Property and equipment, net	34,929	41,744	42,436

Total assets	$173,472	$182,694	$205,890

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$18,317	$33,684	$42,936
Accrued expenses	29,267	41,705	42,667
Current maturities of long-term debt	1,500	1,125	2,857
Revolving credit agreement	41,977	43,879	49,729
Liabilities held for sale	28,758	-	3,434
Total current liabilities	119,819	120,393	141,623

Long-term debt, less current maturities	8,918	11,867	9,510
Other liabilities	10,928	8,402	9,012
Total liabilities	139,665	140,662	160,145

Stockholders' equity:
Convertible preferred stock	108,256	108,256	108,256
Common stock	9,822	9,822	9,822
Additional paid-in capital	27,296	27,120	27,019
Accumulated other comprehensive income	(2,439)	2,242	3,362
Accumulated deficit	(87,195)	(83,434)	(80,754)
Treasury stock	(21,933)	(21,974)	(21,960)
Total stockholders' equity	33,807	42,032	45,745

Total liabilities and stockholders' equity	$173,472	$182,694	$205,890

KATY INDUSTRIES, INC. STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)
	Nine Months Ended September 30,
	2007	2006
		As restated
Cash flows from operating activities:
Net loss	$(2,781)	$(9,699)
(Income) loss from operations of discontinued businesses	(8,553)	731
Loss from continuing operations	(11,334)	(8,968)
Cumulative effect of a change in accounting principle	-	756
Depreciation and amortization	5,492	5,711
Write-off and amortization of debt issuance costs	1,194	877
Write-off of assets due to lease termination	751	-
Stock option expense	220	486
Loss on sale of assets	1,527	48
Deferred income taxes	(94)	-
	(2,244)	(1,090)
Changes in operating assets and liabilities:
Accounts receivable	(3,557)	(1,717)
Inventories	(3,064)	6,747
Other assets	(1,219)	44
Accounts payable	3,190	(717)
Accrued expenses	(1,977)	1,831
Other, net	2,155	(2,610)
	(4,472)	3,578

Net cash (used in) provided by continuing operations	(6,716)	2,488
Net cash used in discontinued operations	(6,196)	(6,177)
Net cash used in operating activities	(12,912)	(3,689)

Cash flows from investing activities:
Capital expenditures of continuing operations	(2,811)	(2,252)
Proceeds from sale of assets	246	285

Net cash used in continuing operations	(2,565)	(1,967)
Net cash provided by discontinued operations	16,645	1,747
Net cash provided by (used in) investing activities	14,080	(220)

Cash flows from financing activities:
Net (repayments) borrowings on revolving loans	(1,903)	7,783
Decrease in book overdraft	(1,646)	(4,261)
Repayments of term loans	(2,574)	(3,347)
Direct costs associated with debt facilities	(130)	(166)
Repurchases of common stock	(3)	(97)
Proceeds from the exercise of stock options	-	147
Net cash (used in) provided by financing activities	(6,256)	59

Effect of exchange rate changes on cash and cash equivalents	(133)	(454)
Net decrease in cash and cash equivalents	(5,221)	(4,304)
Cash and cash equivalents, beginning of period	7,392	8,421
Cash and cash equivalents, end of period	$2,171	$4,117

Supplemental disclosure of non-cash investing activities:
Note receivable from sale of discontinued operations	$-	$1,200

Reconciliation of free cash flow to GAAP Results:

Net cash used in operating activities	$(12,912)	$(3,689)
Capital expenditures	(2,811)	(2,252)
Free cash flow	$(15,723)	$(5,941)